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                                                                    Exhibit 99.1




August 18, 1999

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20459

Dear Sir/Madams:

We have read and agree with the comments concerning the termination of our relationship with Greyhound Leisure Services, Inc. and Subsidiaries which appear under the "Change in Accountants" heading of this Registration Statement on Form S-1 of Miami Cruiseline Services Holding I B.V. dated on or about August 19, 1999.

Yours truly,




/s/ Deloitte & Touche LLP